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                                                                    Exhibit 10.4



                               WEST STREET CENTER
                             OFFICE LEASE AGREEMENT

                               TABLE OF CONTENTS

1.   Premises...........................................................  1
     1.01.     Premises.................................................  1
2.   Preoccupancy Work Agreement........................................  1
     2.01.     Work Agreement...........................................  1
     2.02.     Acceptance of Premises...................................  1
3.   Term...............................................................  1
     3.01.     Commencement Date and Length of Term.....................  1
     3.02.     Termination Date.........................................  2
4.   Security Deposit...................................................  2
5.   Rent...............................................................  2
     5.01.     Base Rent................................................  2
     5.02.     Advance Rent.............................................  2
     5.03.     Additional Rent..........................................  2
     5.04.     Payment of Adjustment Rent...............................  3
     5.05.     Payments and Late Charge.................................  3
6.   Adjustments to Rent................................................  3
7.   Tenant's Business Operations and Use of Premises...................  4
     7.01.     Tenant's Business Operations.............................  4
     7.02.     Use of Premises..........................................  4
8.   Common Areas and Facilities........................................  4
     8.01.     Right to Use Common Areas and Facilities.................  4
9.   Operating Costs....................................................  4
     9.01.     Operating Costs..........................................  4
10.  Real Estate Taxes..................................................  5
     10.01.    Real Estate Tax Expenses.................................  5
11.  Utilities and Services.............................................  6
     11.01     Elevator Service.........................................  6
     11.02.    Heating and Air Conditioning.............................  6
     11.03.    Cleaning and Char Service................................  6
     11.04.    Electric Service.........................................  6
     11.05.    Lighting Fixtures........................................  6
     11.06.    Rest Room Facilities.....................................  6
     11.07.    Access to Premises.......................................  6
     11.08.    Landlord Not Liable for Failure to Provide Services......  6
     11.09.    Restriction of Services..................................  7
     11.10.    Access to Premises.......................................  7
12.  Maintenance and Repairs............................................  7
     12.01.    Maintenance and Repairs..................................  7
     12.02.    Surrender of Premises....................................  7
13.  Equipment..........................................................  7
     13.01.    Equipment................................................  7
     13.02.    Noise and Vibrations.....................................  8
14.  Landlord's Sign Policy.............................................  8
     14.01.    Sign Policy..............................................  8
     14.02.    Tenant Directory.........................................  8
15.  Alterations by Tenant..............................................  8
     15.01.    Alterations..............................................  8
     15.02.    Removal of Personal Property at End of Term..............  9
16.  Mechanic's Liens...................................................  9
17.  Entry Upon Premises................................................  9
18.  Rules and Regulations.............................................. 10
     18.01.    Rules and Regulations.................................... 10
     18.02.    Breach of Rules and Regulations.......................... 10
19.  Indemnity of Landlord by Tenant.................................... 10
     19.01.    Indemnification.......................................... 10

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20.  Landlord Not Liable for Damage to Personal Property or Person........... 11
21.  Fire and Other Casualty................................................. 11
22.  Tenant Insurance........................................................ 12
23.  Waiver of Subrogation................................................... 13
24.  Condemnation............................................................ 14
     24.01.  Total Condemnation.............................................. 14
     24.02.  Partial Condemnation............................................ 14
     24.03.  Award........................................................... 14
25.  Default................................................................. 14
     25.01.  Events of Default............................................... 14
     25.02.  Remedies of Landlord Upon Default............................... 15
     25.03.  Liability of Tenant Upon Default................................ 16
     25.04.  Liability of Tenant for Renovation Expenses..................... 17
     25.05.  Waiver of Jury Trial............................................ 17
26.  Holding Over............................................................ 17
27.  Right of Landlord to Cure Tenant's Default.............................. 17
28.  Waiver.................................................................. 18
29.  Subordination, Attornment and Estoppel.................................. 18
     29.01.  Subordination................................................... 18
     29.02.  Attornment...................................................... 18
     29.03.  Estoppel........................................................ 18
30.  Assignment and Subletting............................................... 18
     30.01.  Assignments Prohibited.......................................... 18
     30.02.  Landlord's Option to Sublet..................................... 19
     30.03.  Excess Rents Payable to Landlord................................ 19
     30.04.  Tenant Liable for Costs of Assignment........................... 19
     30.05.  Prohibited Assignments.......................................... 19
31.  Transfer by Landlord.................................................... 20
32.  Inability to Perform.................................................... 20
33.  Brokers................................................................. 20
34.  Rights Reserved by Landlord............................................. 20
35.  Notices................................................................. 21
36.  Lender Approval......................................................... 22
     36.01.  Lease Subject to Lender's Approval.............................. 22
     36.02.  Modifications Required by Lender................................ 22
37.  Miscellaneous Provisions................................................ 22
     37.01.  Benefit and Burden.............................................. 22
     37.02.  Governing Law................................................... 23
     37.03.  No Partnership.................................................. 23
     37.04.  No Representations by Landlord.................................. 23
     37.05.  Pronouns........................................................ 23
     37.06.  Captions........................................................ 23
     37.07.  Meaning of Including............................................ 23
     37.08.  Invalidity of Particular Provisions............................. 23
     37.09.  Counterparts.................................................... 23
     37.10.  Entire Agreement................................................ 23
     37.11.  Mortgagee's Liability........................................... 24
38.  Above Standard Improvements Clause...................................... 24

Exhibit A - Method of Building Measurement for Office Space
Exhibit B - Floor Plan
Exhibit C - Work Assignment
Exhibit D - Declaration by Landlord and Tenant as to the Date of Delivery and
            Acceptance of Possession, Lease Commencement Date, Etc.
Exhibit E - Sign Policy
Exhibit F - Rules and Regulations
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                               WEST STREET CENTER

                             OFFICE LEASE AGREEMENT

     THIS LEASE AGREEMENT is made this 8th day of March   , 2000, by and
between Dee Corporation, ("Landlord") and TeleCommunication Systems, Inc.
(TCS), ("Tenant").

                                   WITNESSETH

     That for and in consideration of the rents, mutual covenants and agreements set forth in this Lease, Landlord and Tenant agree as follows:

     1.   PREMISES.

          1.01. Premises. Landlord leases to Tenant, and Tenant rents from Landlord, certain commercial space in the premises known as West Street Center (the "Building") located at 2024 West Street, Annapolis, Maryland 22401. The leased premises ("Premises") consists of approximately 31,371 square feet of rentable area, as measured by the formula attached hereto as Exhibit A and consists of the entire building.

     2.   PREOCCUPANCY WORK AGREEMENT.

          2.01. Work Agreement. Landlord agrees to finish and improve the Premises in accordance with the work agreement attached hereto as Exhibit C (the "Work Agreement") and shall have no obligation to make any other improvements or alterations. The work required of Landlord under the terms and conditions of the Work Agreement is referred to in this Lease as "Landlord's Work".

          2.02. Acceptance of Premises. Upon taking possession and occupying the Premises, Tenant shall thereby be deemed to have accepted the same and acknowledged the Premises are in the condition called for hereunder.

     3.   TERM.

          3.01. Commencement Date and Length of Term. The term of this Lease (the "Term") shall commence on the later to occur of (a) May 1, 2000, (c) the date the Premises are "Ready for Occupancy" as described in the Work Agreement ("Commencement Date"), and shall be for a period of five (5) years, plus the part of the month, if any, from the date of the commencement of the Lease Term to the first day of the first full calendar month thereof. The Tenant shall have the option to renew this Lease Agreement for one five (5) year period provided Tenant give 90-day written notice to Landlord prior to expiration date. The renewal terms and conditions shall be the same and the lease will continue as if it had been a ten-year lease.

          If requested by Landlord, immediately after delivery of possession of the Premises to Tenant, or at any other time during the Term, Tenant will execute a declaration, in the form attached hereto as Exhibit 1, specifying the information called for in said form.

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          3.02. Termination Date. The term shall end at midnight on the last day of the month which completed five (5) years from the end of the month during which the Term commenced unless the Term terminates sooner pursuant to any other provision of this Lease or pursuant to law.

     4.   SECURITY DEPOSIT.

          4.01. Landlord hereby acknowledges receipt form Tenant of the sum of Fifty Thousand, Six Hundred Thirty-Five ----- $ 00/100 ($50,635.00) (the "Deposit") to be held by Landlord as security for the prompt payment of rent and the performance of Tenant's other obligation under this lease. If Tenant timely performs and observes all of the covenants and agreements required of it under this Lease, then, at the end of the Term and within sixty (60) days following surrender of the Premises by Tenant to Landlord, the Deposit, without interest, less all expenses incurred by Landlord in cleaning and restoring the Premises on termination of this Lease, shall be refunded to Tenant. If Tenant defaults in the payment of rent, additional rent or in the performance or observance of any other obligation on its part under this Lease, then Landlord may apply the Deposit to the payment of rent or additional rent in default and/or to the damages and costs incurred by Landlord as a result of any default or in rectifying any default, and Tenant shall promptly thereafter restore the Deposit to the original amount. The right of Landlord to apply the Deposit as above specified shall not be construed as a limitation upon Landlord's right to invoke any other remedy available under this Lease or at law or in equity for any breach of this Lease, or to collect the full amount of damages owned by Tenant on account of any breach.

     5.   RENT.

          5.01. Base Rent. Tenant shall pay Landlord during the Term base annual rent of Six Hundred Seven Thousand, Six Hundred Twenty & 00/100 ($607,620.00) ("Base Rent"), payable in equal monthly installments of Fifth Thousand, Six Hundred Thirty-Five-----$ 00/100 ($50,635.00), in advance on the first day of each and every calendar month during the Term. If the Commencement Date is on a day other than the first day of a calendar month, rent for the period from the Commencement Date to the first day of the first full calendar month shall be prorated on a daily basis (using thirty days per month) and shall be due and payable on the Commencement Date.

          5.02. Advance Rent. Tenant shall pay, upon the execution of this Lease, advance rent in the amount of ($50,635.00) ("Advance Rent") to be held as additional security and to be forfeited, without limitation of other remedies, for any defaults of this Lease by Tenant occurring prior to the Commencement Date. If no such default occurs, the Advance Rent shall be applied by Landlord to the first installment of Base Rent payable by Tenant. Landlord shall not be required to escrow or otherwise segregate the Advance Rent, and no interest shall accrue or be paid or payable by Landlord in respect thereto.

          5.03. Additional Rent. During the Term of this Lease and any renewal or extension thereof, Tenant covenants and agrees to pay, as additional rent, one hundred percent (100%) (hereinafter Tenant's "Proportionate Share", determined by

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dividing the rentable area of the Premises by the total number of square feet of rentable area in the building) of any and all Operating Costs (as defined in
Section 9.01) and Real Estate Tax Expenses (as defined in Section 10.01) in excess of a sum equal to actual expenses for 2001 ___ Dollars ($ n/a) per square foot per annum multiplied by the total rentable area in the building as such area is determined from time to time by Landlord's architect (hereinafter "Adjustment Rent"). The payment of said Adjustment Rent shall be computed by Landlord on the basis of each fiscal year of the building (which building fiscal year may be on a calendar year basis or such other fiscal year as Landlord determines in its sole discretion) during the Term of this Lease and any renewal or extension thereof.

          5.04. Payment of Adjustment Rent. After the expiration of the first calendar year following the Commencement Date of this Lease, and at the expiration of each calendar year thereafter, Landlord shall estimate and determine the amount of Adjustment Rent due and payable by Tenant for the immediately preceding year and shall bill Tenant therefor, and Tenant shall pay Landlord any such Adjustment Rent to Landlord within (5) days after such notice is sent to Tenant by Landlord. Adjustment Rent due from Tenant shall be adjusted and pro-rated (as calculated and determined by Landlord) for any fraction of a calendar quarter or building fiscal year during which the Term commenced or at the expiration of the Term, however, Tenant's obligation to pay any accrued Adjustment Rent shall survive the expiration of any termination of this Lease.

          5.05. Payments and Late Charge. All payments or installments of any rent, additional rent, Adjustment Rent or other payments due hereunder (including, without limitation, payments for utility services) shall be paid to Landlord at the address designated herein for notice to Landlord in Section 35 hereof, or as otherwise designated by Landlord, without set-off, deduction, counterclaim, or demand. Tenant shall pay, as additional rent, a late charge equal to five Percent (5%) of the amount of any payment or installment of rent or additional rent payable hereunder that is paid more than ten (10) days after the due date thereof. In addition, Tenant shall pay, as additional rent, all attorney's fees, costs and expenses incurred by Landlord as a result of Tenant's delinquent payment of rent, additional rent or other payment due hereunder.

     6.   ADJUSTMENTS TO RENT.

          6.01. Base Rent payable under Section 5 of this Lease shall be increased annually, commencing with the second year of the term of this Lease and each year thereafter by a rate of Three & one-half Percent (3.5%) of the amount of the rent paid by Tenant during the year preceding each annual increase. There will be no increase at the end of the first year. The first increase will take effect beginning with month 25 of the lease term and continue each year thereafter.


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     7.   TENANT'S BUSINESS OPERATIONS AND USE OF PREMISES.

          7.01. Tenant's Business Operations. Tenant shall use and occupy the Premises solely for the purpose of carrying on the business of general office in accordance with the use permitted under Anne Arundel County C-1-B Zoning District and in compliance with all applicable laws, ordinances and regulations. Tenant agrees and represents that no deviation from the specified use shall be allowed for all or any portion of the Premises without the prior written consent of the Landlord, which consent may be withheld for any reason or without reason.

          7.02. Use of Premises. Tenant shall not use or occupy the Premises or use the Building for any unlawful, disorderly, or hazardous purpose, or in a manner which will injure, annoy, or interfere with the rights of other tenants or their invitees. Tenant shall not commit or suffer to be committed any waste upon the Premises. Tenant will not install any cigarette, food or beverage machinery in or about the Premises. Tenant shall not bring or suffer to be brought onto the Premises or Building any hazardous material, or illegal or controlled substance.

     8.   COMMON AREAS AND FACILITIES.

          8.01. Right to Use Common Areas and Facilities. During the term of this Lease, Tenant shall have a nonexclusive license to use, in common with others, the hallways, courtyards, corridors, malls, elevators, visitor parking spaces, driveways, footways, loading facilities and other common areas and facilities (or as otherwise designated by Landlord), provided that Tenant abides by such Rules and Regulations as Landlord may prescribe from time to time. Landlord shall at all times have full and exclusive control, management and direction of all common areas and facilities, and may close temporarily all or any portion of the common areas as may be required for proper maintenance and/or repair, change the location, layout and arrangement of the common areas and facilities, driveways and footways from time to time, and perform such other acts in and to such areas that, in its business judgement, Landlord shall determine to be advisable in order to improve the overall operation of the Building.

     9.   OPERATING COSTS.

          9.01. Operating Costs. "Operating Costs" as referred to in this Lease shall be those expenses paid or incurred by Landlord during the building fiscal year in providing services and in connection with operating, maintaining and repairing the Building, in the manner deemed by Landlord, in its sole discretion, to be reasonable and appropriate in the operation of the Building including, but not limited to, all costs and expenses of the following:

          i. Operating, maintaining, repairing, lighting, cleaning, painting, decorating and insuring (including, but not limited to, the costs of liability insurance for personal injury, bodily injury, death and property damage; workmen's compensation insurance covering personnel; rental insurance; and glass, fire and casualty insurance) the Building;

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               ii.    Repairing or replacing paving, curbs, walkways, roof,
walls, windows, lighting facilities, floors, drainage, pipes, ducts, conduits and similar items; landscaping; and removing snow, ice and debris from the "common areas";

               iii. Operating, maintaining and repairing the sprinkler system and all other central and common mechanical and electrical equipment located in the Building, including the cost of any service contracts therefor;

               iv. All utility expenses charged to the Building such as gas, electric, sewer and water;

               v. Cleaning, janitorial service, and trash removal from central trash receptacles in and around the Building;

               vi.    All administrative costs and property management fees;

               vii.   Taxes, sales and use taxes on supplies or services;

               viii. Should Landlord employ a security system (including employing security personnel), the costs of purchasing, operating and maintaining any such security system, although Landlord shall not be obligated or required to employ any security system;

               xi. All other expenses which would be considered an expense of owning, maintaining, operating or repairing the Building under sound accounting principles, including but not limited to such license fees or other similar charges by any governmental body for the privilege of renting or using the Premises, and the cost of any capital improvements which are made by Landlord, provided that the costs of each such capital improvement, together with any financing charges incurred in connection therewith, shall be amortized over the useful life thereof and only that portion attributable to such Building fiscal year shall be included in Operating Expenses for such Building fiscal year.

     10.  REAL ESTATE TAXES.

          10.01. REAL ESTATE TAX EXPENSES. "Real Estate Tax Expenses" as referred to in this Lease shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building under the current or any future taxation or assessment system or modification of, supplement or substitute for such system, and whether or not based on or measured by the receipts or revenues from the Building or the land upon which the Building is located (the "Land") (including all taxes and assessments for public improvements or any other purpose and any gross receipts or similar tax purpose) for each Building fiscal year. Real Estate Tax Expenses shall include all reasonable expenses incurred by Landlord in contesting any increase in taxes, rates or assessments, or in obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including, without


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limitation, attorney's fees. Real Estate Tax Expenses shall not include any taxes on Tenant's personal property, or taxes on the value of leasehold improvements owned by Tenant, but any such taxes shall be the sole obligation of Tenant and shall be paid by Tenant within thirty (30) days after notice from Landlord that such taxes are due and payable.

     11. UTILITIES AND SERVICES.

     So long as Tenant is not in default under this Lease, Landlord shall provide the following facilities and services to Tenant:

         11.01. ELEVATOR SERVICE. At least one elevator subject to call at all times, including Sundays and holidays.

         11.02. HEATING AND AIR CONDITIONING. Central heating and air conditioning from 8 a.m. until 6 p.m. on weekdays exclusive of holidays (i.e., New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, and Christmas Day), during the seasons of the year when these services are normally and usually furnished, and within the temperature ranges and in such amount normally or usually furnished, in comparable office buildings in the Maryland Suburban/Washington, D.C. area. Landlord shall provide heat and air conditioning at other times at Tenant's expense. Such after-hour, holiday or special weekend service rate shall be determined by Landlord and shall be charged to Tenant at the same rate charged to other tenants in the Building. Landlord reserves the rights to adjust from time-to-time, in its sole discretion, the rate of such services, provided the rate charged Tenant does not exceed the rate charged other tenants in the Building.

         11.03. CLEANING AND JANITORIAL SERVICE. Cleaning and janitorial service in Landlord's standard manner.

         11.04. ELECTRIC SERVICE. Electrical facilities to furnish sufficient electrical power to Tenant's equipment installed in accordance with Section 13 hereof.

         11.05. LIGHTING FIXTURES. Replacement of light tubes or bulbs for Building standard lighting fixtures. All light tube or bulb replacements for special nonstandard lighting fixtures shall be furnished and installed at Tenant's expense.

         11.06. REST ROOM FACILITIES. Rest room facilities and necessary lavatory supplies, including hot and cold running water at the points of supply provided for general use of other tenants in the Building, and routine maintenance, painting and electric lighting service for all public and special service areas of the Building in such manner as Landlord deems reasonable.

         11.07. ACCESS TO PREMISES. Access to the Premises on a full-time twenty-four (24) hours basis, subject to such regulations as Landlord may impose for security reasons.

         11.08. LANDLORD NOT LIABLE FOR FAILURE TO PROVIDE SERVICES. Any failure by Landlord to furnish the foregoing services resulting from Unavoidable Delays as hereinafter


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defined, or from temporary interruption of the foregoing services due to repairs or maintenance, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, or relieve Tenant from Tenant's obligations hereunder. For purposes of this Section 11 and of Section 32, Unavoidable Delays shall mean any delay due to strikes, labor disputes, shortages of material, labor or energy, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, or other causes beyond the control of Landlord.

          11.09. Restriction of Services. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements whether or not the utilities and services referred to in this Section are thereby reduced or otherwise affected, without any reduction or adjustment of rent hereunder.

          11.10. Access to Premises. Landlord and its agents shall be permitted reasonable access to the Premises, and the right to install facilities within or through the Premises, in order to install and service the systems deemed necessary by Landlord to provide to other tenants of the Building the services and utilities referred to in this Section.

     12.  MAINTENANCE AND REPAIRS.

          12.01. Maintenance and Repairs. Tenant shall keep the interior of the Premises in good order and repair, and shall make all necessary repairs and replacements (including replacement of all broken interior plate glass, exterior show windows, other broken glass, and repair of broken interior doors) at its own expense, except that all central or common mechanicals will be repaired by Landlord and Tenant will be billed therefor in accordance with Section 5.04. Tenant will insure the risk of the maintenance of the interior plate glass.

          12.02. Surrender of Premises. Tenant will surrender the Premises in as good order and condition as when received, reasonable wear and tear excepted.

     13.  EQUIPMENT.

          13.01. Equipment. Tenant shall not transport any safe, heavy machinery, heavy equipment (including computer terminals or other computer equipment), bulky matters or fixtures into or out of the Building or Premises, nor shall Tenant install or operate in the Premises any equipment or other machinery, other than electric typewriters or word processing machines, adding machines, personal computers, radios, televisions, tape recorders, dictaphones, bookkeeping machines, clocks, standard size office copiers and other machines requiring similar low electric consumption, nor shall Tenant install any equipment or machinery which may necessitate any changes, replacements or additions to the water, heating, plumbing, air conditioning, or electrical systems of the Building without (a) first obtaining the prior written consent of Landlord (who may condition such consent upon the payment by Tenant of Additional Rent in compensation for additional consumption of utilities or additional wiring needed for the

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equipment or machinery) and (b) securing any necessary permits from governmental authorities and utility companies and furnishing copies to Landlord. If any such equipment or machinery requires special handling, Tenant agrees to employ only persons holding the proper license to do said work and that all work performed shall comply with any applicable federal, state, city or other governing laws, rules or regulations. Tenant understands and agrees that it is liable for any damage done to the Building or Premises resulting from the movement of any equipment or machinery. Landlord shall have the right to prescribe the maximum weight and position of safes and other heavy equipment or fixtures that Tenant desires to install in the Premises.

                  13.02. NOISE AND VIBRATIONS. Business machines and equipment belonging to Tenant which cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be objectionable to Landlord or to any other tenant shall be installed and maintained by Tenant, at Tenant's expense, only if vibration eliminators or other devices sufficient to eliminate the noise and vibration are installed.

         14.      LANDLORD'S SIGN POLICY.

                  14.01. Sign Policy. Landlord shall, at Tenant's sole cost and expense, have prepared, in accordance with Tenant's specification, and thereafter install a sign containing Tenant's name, business practice and suite location upon the exterior door of the Premises or such other location designated by Landlord, in accordance with the sign policy ("Sign Policy") of the Landlord attached hereto as Exhibit E. Tenant covenants and agrees to abide by the rules and regulations set forth in the Sign Policy and any reasonable amendments, changes or additions thereto. Other than as provided in Landlord's Sign Policy, Tenant will not place or suffer to be placed or maintained on the exterior of the Premises any other sign, advertising matter or any other thing of any kind whatsoever. Tenant further agrees to maintain its entrance door sign and any other signs as may be approved by Landlord, and provided for in Landlord's Sign Policy, in good condition and repair at all times.

                  14.02. TENANT DIRECTORY. In the event that the Sign Policy of the Landlord provides for the establishment of a "Tenant Directory" within the Building, Tenant shall have the right to have its name, business practice (if appropriate) and location placed on the Directory. The cost of the placement of Tenant's name, business practice and location on the Directory shall be borne by the Tenant.

          15.     ALTERATIONS BY TENANT.

                  15.01. ALTERATIONS. Tenant will not make any alteration to the Premises or any part thereof without first obtaining Landlord's written approval of such alteration. In the absence of an agreement to the contrary, any alterations and other improvements and any equipment, machinery, furniture, furnishings, and other property installed or located in the Premises or the Building by or on behalf of Landlord or Tenant shall (except for Tenant's Personal Property as defined hereinbelow) (a) immediately become the property of Landlord and (b) shall remain upon and be surrendered to Landlord with the


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Premises as a part thereof at the end of the Term; provided, however, that if
Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the end of the Term, Tenant's Personal Property, and provided, further, that if Landlord should elect that any alterations be removed, at the end of the Term, Tenant shall cause the same to be removed at Tenant's expense or reimburse Landlord for doing so. "Tenant's Personal Property" shall mean all equipment, machinery, improvements, furniture, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord, and which (i) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Premises or the Building, (ii) is removable without damage to the Premises or the Building, and (iii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any alterations, or any improvements or other property installed or placed in or on the Premises as part of Landlord's Work, whether or not any such alterations, improvements, or other property were at Tenant's expense.

                  15.02. REMOVAL OF PERSONAL PROPERTY AT END OF TERM. Tenant shall remove all Tenant's Personal Property from the Premises at the termination of this Lease. Any property belonging to Tenant or any other person which is left in the Premises after the date the Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant shall not have any right to compensation or claim against Landlord as a result.

          16.     MECHANIC'S LIENS.

                  16.01. If a Mechanic's Lien or claim is filed against Landlord's property because of work, labor or services performed or materials furnished on behalf of Tenant or at the direction of Tenant or anyone authorized by Tenant, Tenant shall discharge such lien upon demand to the satisfaction of Landlord, failing which Landlord may, in addition to any other right or remedy, discharge it by paying the amount claimed to be due. Any amount paid by Landlord and all related costs and expenses (including attorney's fees) plus fifteen percent (15%) of such amounts for Landlord's administrative expenses shall be due and payable by Tenant as additional rent to Landlord on demand. The failure to pay such demand by Tenant shall result in an additional charge equal to eighteen percent (18%) per annum on the unpaid sum until paid in full. Tenant shall provide Landlord a release of liens for any work on the Premises which may be performed on behalf of or authorized by Tenant.

          17.     ENTRY UPON PREMISES.

                  17.01. Landlord and its agents may at any reasonable time and without liability to Tenant, other than liability for personal injuries and damages resulting directly from the negligence of Landlord or its agents, enter the

Premises to examine them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance of the Building; provided, however, that if in Landlord's opinion an emergency exists, Landlord may enter the Premises at any time, whether or not said entry is reasonable. Tenant shall allow the Premises to be exhibited by Landlord (i) at any time by Landlord to any representatives of lending institutions or to any prospective purchasers of the Building, or (ii) within six (6) months of the end of the Lease Term to persons who may be interested in leasing the Premises.

          18.     RULES AND REGULATIONS.

                  18.01. RULES AND REGULATIONS. Tenant covenants and agrees to be bound by the Rules and Regulations, as adopted, promulgated and amended from time to time by Landlord, pertaining to and for the purpose of maintaining and operating all common areas and structures and improvements within the Building area in a clean and orderly manner, preserving the safety and good order thereof, and furthering the convenience and welfare of all of the tenants in the Building. A copy of the current Rules and Regulations is attached hereto and incorporated herein as Exhibit F.

                  18.02 BREACH OF RULES AND REGULATIONS. If Tenant permits or causes any condition, action, omission or pattern of actions or omissions, which in the sole judgement of Landlord violates any covenant or condition set forth in the Rules and Regulations or any amendment thereto, Landlord will give
Tenant notice of the violation. If Tenant permits or causes the same or substantially similar condition, action, omission or pattern of action or omission to occur or continue anytime after receiving notice from Landlord, Tenant will have materially breached this Lease. In such event, Landlord may terminate this Lease upon not less than thirty (30) days notice to Tenant and/or take any other actions at law and/or in equity, as Landlord may desire, to recover damages, including attorney's fees and lost rents, resulting from Tenant's breach of the Lease and violation of the Rules and Regulations and/or to obtain specific performance by Tenant in complying with all Rules and Regulations. Tenant agrees that its failure to comply with such Rules and Regulations will materially injure the operation of the Building and will be harmful to Landlord and other tenants and occupants of the Building. Therefore, Tenant agrees that Landlord is and should be entitled to obtain injunctive relief against any violation by Tenant of such Rules and Regulations, even though Landlord may have an adequate remedy at law. Regardless of Landlord's rights, in the event Tenant violates any condition or covenant set forth in the Rules and Regulations, Landlord is not responsible or liable to Tenant for the noncompliance, violation or breach of any other tenant or occupant of the Building.

          19.     INDEMNITY OF LANDLORD BY TENANT.

                  19.01. INDEMNIFICATION. Tenant will indemnify Landlord and save it harmless from and against any expenses (including reasonable attorneys' and other professional fees), loss or liability paid, suffered or incurred as the result of any breach by Tenant, Tenant's agents, servants, employees, clients/customers, contractors, visitors or licensees, of any covenant or condition of this Lease, and any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Leased Premises or any part thereof or any other part of the Building, occasioned wholly or in part by any act or omission of Tenant, Tenant's agents, servants, employees, customers, contractors, visitors or licensees.

         20.      LANDLORD NOT LIABLE FOR DAMAGE TO PERSONAL PROPERTY OR
PERSON.

                  20.01. All property of Tenant, its agents or invitees, or of any other person, in or on the Premises or the Building, shall be and remain at the sole risk of Tenant or such agent, invitee or person. Landlord shall not be liable for any damage to or theft or loss of such property, whether or not caused by the act or omission of any person, including Landlord or its agents or invitees, or by the bursting, leaking or overflowing of water, sewer, stream or sprinkler pipes, heating or plumbing fixtures, air conditioning or heating failure, gas odors or noise, or damage resulting from water, rain, snow or dampness which may leak or issue from or through any part of the Building, or any other act or thing, unless such damage to or theft or loss of such property results directly from the negligence of Landlord and then only to the extent that Tenant, its agents, invitees, or any other persons are not compensated therefor by insurance. Furthermore, Landlord shall not be liable for the interruption of or loss to Tenant's business that may result from any of the acts or causes described above except for liability for loss resulting directly from the negligence of Landlord, and then only to the extent that Tenant, its agents, invitees, or any other persons are not compensated therefor by insurance. Landlord shall not be liable for any personal injury to Tenant, its agents or invitees, or to any persons, arising from the use, occupancy or condition of the Premises or Building other than liability for personal injuries resulting directly from the negligence of Landlord, and then only to the extent that Tenant is not compensated therefor by insurance.

          21.     FIRE AND OTHER CASUALTY.

                  21.01. If the Premises shall be damaged by fire or other casualty other than as a result of the fault or negligence of Tenant, and such fire or other casualty is insured against by Landlord, and Landlord shall have received from such insurance sufficient proceeds to fully repair all of the damage caused by such fire or other casualty, Landlord shall repair the damage, provided that Landlord shall have no obligation to repair damage to or replace Tenant's Personal Property or any other property located in the Premises, and the Lease shall not terminate. Except as otherwise provided herein, if the entire Premises are rendered untenantable by reason of any such damage, the rent shall abate for the period from the date of the damage to the date the damage is repaired as determined by Landlord, and if only a part of the Premises are so rendered untenantable the rent shall abate for the same period in the proportion that the area of the untenantable part bears to the total area of the Premises; provided, however, that if prior to the date when all the damage has been repaired part of the Premises so damaged are rendered tenantable and shall be or could be used or occupied by or through Tenant, then the amount by which the rent abates shall be apportioned for the period from the date of such actual or available use or occupancy to the date when all the damage has been repaired as determined by Landlord. No compensation or reduction of rent shall be paid or allowed by Landlord for interruption, inconvenience, annoyance, or injury to Tenant's business arising from the need to repair the Premises or the Building.

                  21.02. Notwithstanding the provisions above, if the Building shall be so damaged by fire or other casualty that, as determined by Landlord, substantial reconstruction of the Building is required (whether or not the Premises have been damaged or rendered untenantable), then Landlord, at its option, may give Tenant, within sixty (60) days after the fire or other casualty, written notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall terminate (whether or not the Term shall have commenced) upon the expiration of thirty (30) days from the date of notice with the same effect as if the date of expiration of the thirty days were the date initially fixed for expiration of the Term, and all rents shall be apportioned as of such date.

                  21.03. If the Premises or the Building should be damaged by fire or other casualty due to the negligence or misconduct of Tenant, Landlord shall have no obligation to repair the Premises or the Building, and this Lease shall, at Landlord's option, not terminate and Landlord shall, at Tenant's expense, have the right to pursue any legal and equitable remedies available to it. If the fire or other casualty shall be the fault of the Tenant, Tenant's employees and/or invitees, then Tenant shall pay to have the affected areas rebuilt.

          22.     TENANT INSURANCE.

                  22.01. Tenant, at Tenant's expense, shall obtain and maintain in effect at all times during the Term insurance policies providing at least the following insurance coverage:

                          i.   A policy of fire and extended coverage insurance,
i.e., an "all risk" policy covering all Tenant's Personal Property and all other property in the Premises and Building for not less than full replacement value. Any and all proceeds of such insurance shall be used only to repair or replace the items so insured.

                          ii.  A policy covering business interruption to
Tenant's business in an amount equal to one hundred percent (100%) of the estimated gross annual income of Tenant's business.

                          iii. A comprehensive general liability insurance
policy, naming Landlord and any mortgagee of the Building as additional insured and protecting Landlord, Tenant and any such mortgagee against any liability for bodily injury, personal injury, death or property damage occurring upon, in or about the Premises or the Building, or arising from any of the items set forth in Section 19 against which Tenant is required to indemnify Landlord, with such policy to afford protection with a limit of not less than One Million Dollars ($1,000,000) with respect to bodily injury, personal injury, or death to any one person, with a limit of not less than One Million Dollars ($1,000,000) with respect to bodily injury, personal injury, or death in any one occurrence. Landlord may require Tenant, at Tenant's expense, to increase the limits of said insurance during the Term, provided that the total premium for such increases shall not exceed by more than twenty-five percent (25%) the premium for the limits in force at the time of the request.

                  22.02. All insurance policies required to be obtained and maintained by Tenant under this Lease must (i) be issued by insurance companies approved by Landlord and must have form and content satisfactory to Landlord;
(ii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or its mortgagees may carry; (iii) contain an express waiver of any right of subrogation by the insurance company against Landlord, its mortgagees and its agents; and (iv) provide that the policy may not be cancelled or non-renewed unless Landlord shall have received at least fifteen (15) days prior written notice of cancellation or non-renewal. Tenant shall deliver to Landlord certified copies, or duplicate originals, to each such policy or renewed policy, together with evidence of payment of all applicable premiums, at least ten (10) days before the Lease Commencement Date and at least thirty (30) days before the expiration of the expiring policies previously furnished. Any insurance required of Tenant under this Section may be carried under a blanket policy covering the Premises and other locations of Tenant, provided Tenant shall deliver to Landlord a duplicate original or certified copy of each blanket policy, or other evidence satisfactory to Landlord of blanket coverage and provided further that said blanket policy shall specifically set forth the amount of insurance allocated to Tenant's insurance requirements under this Lease. Neither the issuance of any such insurance policy nor the minimum limits specified in this Section with respect to Tenant's insurance coverage shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

                  22.03. In the event of increases in the insurance rates for fire insurance or other insurance carried by Landlord due to Tenant's activity or property on or about the Premises or the Building, or for improvements to the Premises other than Building Standard Improvements, for which Tenant is responsible, Tenant shall be liable for such increases and shall reimburse Landlord immediately upon demand therefore. Statements by an insurance company or by the applicable insurance rating bureau that such increases are due to such activity, equipment or improvements shall be conclusive evidence for determining said liability of Tenant.

          23.     WAIVER OF SUBROGATION.

                  23.01. Landlord and Tenant each hereby releases the other, its agents, invites, or visitors from any claims for damage or loss to any person or to the Premises, the Building, any property contained therein, or any other property, caused by or resulting from any risks insured against under any insurance policies carried by Landlord or Tenant and in force at the time of any such damage or loss to the extent such damage or loss is actually compensated by insurance proceeds, regardless of the cause of the damage or loss (including the negligence of Landlord or Tenant or their respective agents).

          24.     CONDEMNATION.

                  24.01. TOTAL CONDEMNATION. If the whole or a substantial part of the Premises, the Building or the land on which the Building is situated (the "Land") is taken or condemned by any governmental authority for any purpose (or is granted to any governmental authority it, lieu of condemnation, such granting being deemed a condemnation for purposes of this Lease), Landlord shall have the right at its sole discretion to terminate the Lease upon sixty (60) days notice to Tenant, or the Term shall terminate as of the date title vests in the condemning authority, and the rent shall be abated on that date.

                  24.02. PARTIAL CONDEMNATION. If less than a substantial part of the Premises, the Land or the Building is taken or condemned by any governmental authority for any purpose, or if a substantial part of the Premises, the Land or the Building is taken or condemned by any government authority for any purpose, but Landlord does not elect to terminate this Lease pursuant to the preceding paragraph, provided that at least some portion of the Premises is taken, the rent shall be equitably adjusted as of the date title vests in the authority and this Lease shall otherwise continue in full force and effect. For purposes of this Section, a substantial part of the Premises, tire Land or the Building shall be considered to have been taken or condemned if, in the sole opinion of Landlord, the taking or condemnation shall render it commercially undesirable for Landlord to permit this Lease to continue or to continue operating the Building.

                  24.03. AWARD. Tenant shall have no claim against Landlord arising out of the taking or condemnation, or arising out of the cancellation of this Lease, or for any portion of the amount that may be awarded as damages as a result of any taking or condemnation or for the value of any unexpired portion of the Term or for any property other than Tenant's Personal Property, and Tenant hereby assigns to Landlord all its rights, title and interest in and to any such. award; provided, however, that in the event of a total taking, Tenant may assert any claim it may have against the condemning authority for compensation for Tenant's Personal Property arid for any relocation expenses compensable by statute, and receive such awards as may be allowed in the condemnation proceedings if such awards shall be made in addition to and stated separately from the award made for the Land, the Building and the Premises. Landlord shall have no obligation to contest any taking or condemnation.

          25.     DEFAULT.

                  25.01. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

                          i. Tenant shall fail to pay, when due, any installment
of Base Rent, Additional Rent, Adjustment Rent or other sums payable by Tenant hereunder;

                          ii. Tenant shall fail to comply with or observe any
term, provision, covenant or condition of this Lease, including the Rules and Regulations and Sign Policy attached hereto;

                          iii. Tenant or any guarantor of Tenant's obligations
hereunder shall become insolvent or make an assignment or transfer for the benefit of creditors;

                          iv. Any petition shall be filed by or against Tenant
or any guarantor of Tenant's obligations hereunder under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder;

                          v. A Receiver or Trustee shall be appointed for all or
substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder;

                          vi. Tenant admits its inability to pay its debts when
due;

                          vii. The leasehold interest of Tenant is levied under
execution;

                          viii. Tenant fails Lo take possession of the Premises
as of the Lease Commencement Date or abandons or vacates any portion of the Premises prior to the Termination Date; or

                          ix. If Tenant is a corporation or a general or limited
partnership and if, at any time after execution of this Lease, fifty percent (50%) of the corporate stock or partnership interests are transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present control of said corporation or partnership.

                  25.02. REMEDIES OF LANDLORD UPON DEFAULT. Upon the occurrence of any event of default specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies in addition to and not in limitation of any other remedy permitted under law, without any notice or demand whatsoever:

                          i. Terminate this Lease by written notice to Tenant,
in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor.

                          ii. Without terminating this Lease, enter upon and
take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages thereof and, if Landlord so elects, relet the premises on such terms as Landlord shall deem advisable.

                          iii. Enter upon the Premises, without being liable for
prosecution or any claim for damages therefor and do whatever Tenant is obligated to do, under the terms of this

Lease; and Tenant agrees to reimburse Landlord, upon demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

                          iv. Sell, at public or private sale, all or any part
of the goods, chattels, fixtures and other personal property belonging to Tenant which are or may be put in the Premises during the Term, whether exempt or not from sale under execution or attachment (it being agreed that said property shall at all times be bound with a lien in favor of Landlord and shall be chargeable for all rent and for the fulfillment of the other covenants and agreements herein contained) and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale (including attorney's fees) or caring for or storing said property; second, toward the payment of any indebtedness, including, without limitation, indebtedness for rent which may be or may become due from Tenant to Landlord; and third, to pay the Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid.

                  25.03. LIABILITY OF TENANT UPON DEFAULT. Tenant further agrees that notwithstanding any termination, re-entry, and/or reletting pursuant to
Section 25.02., Tenant shall remain liable for any rent, damages, and expenses of repossession, which may be due or sustained prior thereto, and all reasonable costs, professional fees and expenses (including attorney's fees) incurred by Landlord in pursuit of its remedies hereunder, or in leasing or attempting to lease the Premises to another Tenant, including any repairs or remodeling undertaken by Landlord following repossession and Tenant shall further be liable for liquidated damages to be calculated in the following manner: Tenant shall pay an amount of money equal to the total rent which but for such termination would have become payable during the unexpired portion of the lease term remaining at the time of such termination (including Base Rent, Additional Rent, Adjustment Rent, and all other sums payable hereunder), plus all costs of collecting said liquidated damages, including attorney's fees, less the amount of relet, if any, which Landlord may receive during such period from others to whom the Leased Premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper. Such liquidated damages shall be payable in monthly installments, in advance, on the first day of each calendar month following such termination and continuing until the date originally fixed herein for the expiration of the Term. Any suit or action brought to collect the amount of any deficiency for any month or months shall not, in any manner, prejudice the right of Landlord to collect any deficiency for any subsequent month or months by a similar proceeding. Any additional rent due hereunder shall be payable, as part of such liquidated damages, on an annual basis provided therein during the remainder of the Term. Within one month after the termination date of this Lease, Landlord shall give a written statement to Tenant showing all sums received from others to whom the Leased Premises may have been rented. In the event it appears that Tenant has paid a greater sum of money than is due, as determined by the terms of this paragraph (d) of this Section, then, and in such event, Landlord will promptly refund to Tenant any such excess.

                  No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease, for a previous default. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such breach of any of the terms, provisions and covenants herein contained nor shall any such acceptance of rent be deemed or construed to constitute a waiver of any other violation or default.

                  25.04. LIABILITY OF TENANT FOR RENOVATION EXPENSES. Tenant agrees that if the Lease is terminated through default before the expiration of the Term, Tenant shall reimburse Landlord for any Landlord renovation or building expenses prorated on a monthly basis to the nearest full month for that portion of the Lease remaining. The expenses may include but are not limited to painting, carpeting, electrical work, and renovations.

                  25.05. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counter claim brought by either of them against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises or any claim of injury or damage.

          26.     HOLDING OVER.

                  26.01. Should Tenant remain in possession of all or any part of the Premises after the expiration of the term of this Lease, such holding over shall, in the absence of a written agreement to the contrary, be construed to create a tenancy from month to month, terminable on thirty (30) days written notice from either party to the other, at a monthly rental equal to the total of: (1) 200% of the monthly installment of Base Rent (as adjusted) payable during the last month of the term of this Lease; (2) Tenant's Proportionate Share of Operating Expenses and Real Estate Operating Expenses; and (3) all other charges payable under this Lease. All terms and conditions of this Lease shall remain in full force and effect during any month-to-month tenancy created hereunder.

          27.     RIGHT OF LANDLORD TO CURE TENANT'S DEFAULT.

                  27.01. If Tenant defaults in the making of any payment or in the doing of any act required to be made or done under this Lease by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and, unless a different rate is specified herein, the expense thereof, if made or done by Landlord, with interest thereon at the rate of fifteen percent (15%) from the date paid by Landlord shall be paid by Tenant to Landlord and shall constitute additional rent; but the making of such payment or the doing of such act by Landlord shall not operate to cure the default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

          28.     WAIVER.

                  28.01. No failure by Landlord to insist upon the strict performance by Tenant of any provision of this Lease or to exercise any right or remedy for default hereunder, and no acceptance by Landlord of full or partial rent during the continuance of any such default shall constitute a waiver of the default or of the provision, and no default shall be waived or modified except by a written instrument executed by Landlord. No waiver of any default or compromise or settlement of any proceeding instituted by Landlord shall affect or alter this Lease or constitute a waiver of any of its provisions, but each and every provision of this Lease shall continue in full force and effect with respect to any other then existing or subsequent default. No payment by Tenant, or receipt by Landlord, of a lesser amount than the correct monthly Base Rent or Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any check for payment of rent of any other amounts owed to Landlord effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the rent or other amount owed or to pursue any other remedy provided in this Lease or at law. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall operate as a termination of this Lease or a surrender of the Premises.

          29.     SUBORDINATION, ATTORNMENT AND ESTOPPEL.

                  29.01. Subordination. Tenant acknowledges and agrees that this Lease is subject and subordinate to the lien of any and all mortgages or deeds of trust which may now or hereafter encumber or otherwise affect the Building or Land. If a mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior in right to the mortgage of which such mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such mortgage subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

                  29.02. ATTORNMENT. Tenant shall accept performance of any of Landlord's obligations hereunder by any mortgagee.

                  29.03. ESTOPPEL. Tenant shall, without charge and within ten
(10) days after receipt of request therefore by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying that Landlord is not in default of any covenant of this Lease and that the Lease has not been modified (or if there has been a modification that the Lease is in full force and effect as modified and setting forth such modification), and specifying the dates, if any, to which any rent or other charges have been paid in advance.

          30.     ASSIGNMENT AND SUBLETTING.

                  30.01. Assignments Prohibited. Tenant shall not, without the prior consent of Landlord (which consent shall not be unreasonably withheld) in each instance (i) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) assign or otherwise transfer this Lease to anyone other than Tenant or its agents; or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Any attempted or proposed transfer, assignment, mortgaging or encumbering of this Lease or any of Tenant's interest hereunder and any attempted or purported subletting or grant of a right to use or occupy all or a portion of the Premises in violation of the foregoing sentence shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, subleasee, or occupant.

                  30.02. LANDLORD'S OPTION TO SUBLET. Tenant may assign or transfer or sublet such space if Tenant has obtained the prior written consent of Landlord which consent shall not be unreasonably withheld. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any approved subtenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. The consent by Landlord to any assignment, transfer, or subletting to any part shall not be construed as a waiver or release of Tenant under the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant of any covenant of obligation contained in this Lease, nor shall any such assignment, transfer or subletting be construed to relieve Tenant from giving Landlord said thirty
(30) days notice or from obtaining the consent of Landlord to any further assignment, transfer or subletting.

                  30.03.

                  30.04. TENANT LIABLE FOR COSTS OF ASSIGNMENT. Tenant shall be responsible for any costs and expenses, including attorney's fees, incurred by Landlord in connection with any proposed or purported assignment, transfer or sublease.

                  30.05. Prohibited Assignments. Anything contained in the foregoing provisions of this section notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right to interest or in the possession, use, occupancy or utilization of any part of the Premises.

         31.      TRANSFER BY LANDLORD.

                  31.01. Landlord may freely assign or otherwise transfer all or any portion of its interest under this Lease or in the Premises or the Building, and in the event of any such sale, assignment or other transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party shall, without further agreement between Landlord and Tenant or between Landlord and/or Tenant and the person who is the purchaser, assignee or Landlord, be relieved of any and all of its obligations under this Lease, and Tenant shall thereafter be bound to such purchaser, assignee or other transferee, as the case may be, with the same effect as though the latter had been the original Landlord hereunder.

         32.      INABILITY TO PERFORM.

                  32.01. This Lease and the obligations of Tenant to pay rent and perform all of the provisions on the part of Tenant to be performed hereunder shall in no way be affected, impaired or excused, nor shall Tenant have any claim against the Landlord for damages because Landlord, due to Unavoidable Delays, is unable to fulfill any of its obligations under this Lease, including, but not limited to, the obligations to supply any service expressed or implied to be supplied, make any repairs, replacements, additions, alterations, or decorations, or supply any improvements, utility, equipment, or fixture.

         33.      BROKERS.

                  33.01. Landlord and Tenant each represents and warrants to the other that (except as hereinafter set forth) neither of them has employed any broker in carrying on any negotiations relating to this Lease. Landlord and Tenant shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty. Any representation or statement by a leasing company, broker, or any third party (or employee thereof) engaged by Landlord as an independent contractor which is made with regard to the Premises or the Building shall not be binding upon Landlord nor serve as a modification of this Lease, and Landlord shall have no liability therefor, except to the extent such representation is also contained herein or is approved in writing by Landlord.

         34.      RIGHTS RESERVED BY LANDLORD.

                  34.01. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement or rent:

                          i. To change the Building's name or street address;

                          ii. To install, affix, maintain and remove any and all
signs on the exterior of the building;

                          iii. To designate and/or approve or disapprove, prior
to installation, all window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building;

                          iv. To decorate or make repairs, alterations,
additions or improvements, whether structural or otherwise, in and about the Building or any part thereof, and for such purposes to enter the Premises, and during the continuance of any of such work, to temporarily close doors, entry ways, common or public spaces and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible;

                          v. To grant to anyone the exclusive right to conduct
any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein; and

                          vi. To retain absolute dominion and control over all
common or public space within the Building notwithstanding any obligations of Tenant to pay rent or expenses for a pro rata portion thereof.

          35.     NOTICES.

                  35.01. No notice, request, consent, approval, waiver or other communication which may be or is required or permitted to be given under this Lease shall be effective unless the same is in writing and is delivered in person or sent by registered or certified mail, return receipt requested, first-class postage prepaid, addressed as follows:

                  If to Landlord:        William F. Chesley, President
                                         Dee Corporation
                                         c/o W. F. Chesley Real Estate, Inc.
                                         2200 Defense Highway #101
                                         Crofton, MD 21114

                  With Copies To: N/A

                  If to Tenant:

Prior to Lease Commencement Date:             After Lease Commencement
Date:        TCS
             275 West Street, Suite 400            same
             Annapolis, MD 21401

Attention: CFO                                Attention:

or at any other address that may be given by one party to the other party by notice in accordance with this Section. Such notices and other communications, if sent by registered or certified mail, shall be deemed to have been given at the time of mailing. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the. same shall also be sent to such Mortgagee in the manner prescribed and to such address as such Mortgagee shall designate.

          36.     LENDER APPROVAL.

                  36.01. Lease Subject to Lender's Approval. If at any time within sixty (60) days from the date hereof any of Landlord's mortgage lenders (the "Mortgagee") fails to give its consent to this Lease, Landlord shall have the right, at its sole option, to terminate and cancel this Lease. Such option shall be exercisable by Landlord giving Tenant written notice of such termination, whereupon this Lease shall be cancelled and terminated, and both Landlord and Tenant shall thereupon be relieved from any and all further liability or obligation hereunder.

                  36.02. Modifications Required by Lender. In the event that any Mortgagee requires that modification to this Lease be obtained, and provided that such modifications (i) do not substantially affect Tenant's use of the Premises as herein permitted, and (ii) do not increase the rental and other sums required to be paid by Tenant hereunder, Landlord shall submit such required modifications to Tenant, and if Tenant does not enter into and execute a written amendment hereto incorporating such required modifications within thirty (30) days after the same have been submitted to Tenant by Landlord, then Landlord shall thereafter have the right, at its sole option, to terminate and cancel this Lease. Such option shall be exercisable by Landlord giving Tenant notice of such termination, whereupon this Lease shall be cancelled and terminated, and both Landlord and Tenant shall thereupon be relieved from any and all further liability or obligation hereunder.

          37.     MISCELLANEOUS PROVISIONS.

                  37.01. Benefit and Burden. Except as otherwise set forth herein, the provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors and assigns.

                  37.02. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Maryland.

                  37.03. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

                  37.04. No Representations by Landlord. Neither Landlord nor any agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein set forth. Tenant acknowledges that Tenant is aware that the Landlord, William
F. Chesley, is a licensed real estate broker in the state of Maryland and waives any conflict of interest on the Landlord's part.

                  37.05. Pronouns. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places in this Lease in which the context may require such substitution or substitutions. For convenience the Landlord and Tenant have each been referred to in neuter form in this Lease.

                  37.06. Captions. The captions used herein are for convenience of reference only and are no part of this Lease, and shall in no way be deemed to define, limit, describe, or modify the meaning of any provision of this Lease.

                  37.07. Meaning of Including. Whenever the word "including" is used herein, it shall be deemed to mean "including but not limited to".

                  37.08. Invalidity of Particular Provisions. If any term or provision of this Lease or application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be effected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

                  37.09. Counterparts. This Lease has been executed in several counterparts, but all counterparts shall constitute one and the same legal document.

                  37.10. Entire Agreement. This Lease, and any exhibits and addenda attached hereto, contain and embody the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease or in the exhibits or addenda, if any, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part on any manner other than by an agreement in writing duly signed by the parties hereto.

                  37.11. Mortgagee's Liability. No Mortgagee not in possession of the Premises or the Building shall have any liability hereunder.

         38.      ABOVE STANDARD IMPROVEMENTS CLAUSE.

                  Landlord shall provide the Above Standard Improvements which exceed the Tenant allowance as described in Exhibit C in this Lease and as shown on Exhibit B. The Above Standard Improvements Costs shall be amortized over the term of the Lease which shall include an interest carrying charge of twelve percent (12%). The Above Standard Improvements Costs shall be collected as rent to Landlord and shall be subject to the terms and provisions of the Lease.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written. The Tenant acknowledges that the Landlord signing herein is Contract Purchaser with settlement and transfer of the property which is the subject of this Lease Agreement to take place within 30 days. This Agreement is conditioned on said settlement and transfer being completed.

Witness:                              Landlord:


/s/ Bill Greenfield                   /s/ William F. Chesley
------------------------------        -----------------------------
                                      William F. Chesley, President 3-10-00
                                      Dee Corporation

Witness:                              Tenant:


/s/ Bruce White                       /s/ Thomas M. Brandt, Jr.
------------------------------        -----------------------------
                                      TeleCommunication Systems, Inc.
                                      Thomas M. Brandt, Jr.
                                      Senior Vice President & Chief
                                      Financial Officer

                                    EXHIBIT A

                 Method of Building Measurement for Office Space

I.       SINGLE TENANCY FLOORS

         The base area of a single tenancy floor shall be the area within the outside walls computed by measuring from the inside surface of the window glass to the inside surface of the opposite window glass including columns and projections necessary to the building as well as accessory areas within and exclusively serving only that floor, with their enclosing walls, toilets, and janitors closets. A core factor of 10% shall be added to the base area to cover "common areas" such as the main lobby and the enclosing walls only of all shafts or vents penetrating that floor but excluding penetrations made by the following when serving more than one floor: public stairs, fire towers, public elevator shafts and all flues, vents, stacks, pipe shafts and vertical ducts. The base area plus the core factor shall constitute the rentable area.

II.      DIVIDED FLOORS

         The base area of an individual office or a portion of a divided floor shall be the area computed by measuring from the inside surface of the window glass to the finished surface of the corridor side of corridor partitions and from center to center of the partitions that separate the Premises from adjoining rentable areas including columns and projections necessary to the Building. A core factor of 12% shall be added to the base area to cover "common areas" such as public corridors and elevator lobbies, toilets, janitor's closet, janitor sinks, electrical closets, telephone closets, air conditioning rooms and fan rooms, a prorated share of the main lobby, and the enclosing walls of the above and of all shafts or vents penetrating that floor. The base area plus the core factor shall constitute the rentable area. Any change in Core Factor for multiple Tenant floors shall be determined by the architect or space planner.

                                    EXHIBIT B

                                   Floor Plan

                          (Description to be Provided)

Tenant improvements will be limited to removal of the core partitions and installation of new carpet and paint on the 3rd and 4th floors only. The perimeter offices on both the 3rd and 4th floors will remain "as is". The actual floor plan will be prepared by the Landlord and approved by the Tenant within ten (10) days of ratification of this Agreement.

                                    EXHIBIT C

                                  OFFICE SPACE
                                 WORK AGREEMENT

         THIS WORK AGREEMENT, is hereby attached to and made part of the Lease dated March 8, 2000 (the "Lease"). All terms used in this Work Agreement which have been defined in the Lease have the same meaning as they have in the Lease.

1.       ARCHITECTURAL DESIGN SERVICES

2.       ENGINEERING DESIGN SERVICES

3.       TENANT'S DEADLINE DATE

         Tenant covenants and agrees to deliver to Landlord and Engineer all final detailed architectural plans and specifications and other information necessary to complete the engineering plans for all work to be provided by Landlord pursuant to Paragraph 4 hereof and for all non-Building Standard Work to be provided by Landlord on or before March 15, 2000, (hereinafter referred to as "Tenant's Deadline Date"). Upon receipt of said plans and specifications and approval by Landlord of same, Landlord shall thereafter deliver to Tenant final detailed engineering plans and specifications in accordance with Paragraph 2 hereof. Within five (5) working days of said delivery, Tenant shall approve said engineering plans and specifications. Any and all changes in the requirements of Tenant subsequent to Tenant's Deadline Date which require redesign or repricing of any Plans or Improvements shall be at the sole cost of Tenant.

4.       TENANT ALLOWANCE

         The area used in computing Tenant Allowances shall be square feet (the "Allowance Area"). The items listed below include all work which is to be provided by and at the expense of Landlord. Unless otherwise specifically provided herein these allowances are based upon Building Standard materials and work done in Landlord's Building Standard manner.

         All other work required by Tenant shall be considered "Additional Tenant Work", shall be subject to Landlord's prior written approval and shall be performed at Tenant's expense.

         Landlord provides the following at no cost to the Tenant:

         - One (1) space plan and one (1) revision.

         - Heating and air conditioning system complete as required for Tenant space. System is a VAV with plenum ceiling type designed for normal office layout, approximately 4 supply diffusers and 1 return air grille per 1,000 square feet. Additional diffusers, grilles and/or ductwork at Tenant's expense.

         - 2' x 4' lay in suspended acoustical ceiling system at 8' above finished floor (height can be adjusted in some area if requested).

         - 2' x 4' lay in light fixtures with acrylic lenses; one (1) for approximately every 125 square feet of leased space.

         - One (1) 110 duplex electric receptacle for approximately every 12' of perimeter wall of building.

         - An adequate amount of electrical supply provided for normal office requirements.

         - Executive single entry door(s) at main suite entrance: Per Plan

         - Landlord's building standard window coverings provided as follows:

         - Horizontal Blinds - All outside and curtain windows in lobby.

         - Floor covering to be building standard Weave Point 26 oz. Producer II Series with 4" vinyl base.

5.       ADDITIONAL TENANT WORK

         Tenant shall be responsible for coordinating at its expense the placement and/or installation of all telephone equipment, wiring and outlets whether from C&P, AT&T, Tenant's telephone company or the like. If Tenant, at Tenant's expense, shall desire any Additional Tenant Work to be performed in the Premises by Landlord, Tenant shall arrange with the Space Planner, or other architect, as the case may be, and Landlord's engineer, in accordance with Paragraphs 1 and 2 hereof, for the preparation of plans and specifications for such Additional Tenant Work.

6.       SUBSTANTIAL COMPLETION OF LANDLORD'S WORK

         Landlord's Work shall be considered "substantially complete" and Ready for Occupancy for all purposes of this Work Agreement and of the Lease if Landlord has performed or completed substantially all of Landlord's Work except
(a) for details of construction, decoration or adjustment which do not substantially interfere with Tenant's occupancy or Tenant's ability to complete any improvements to the Premises to be made by Tenant and (b) for Tenant's Additional Work, custom or specialty items requested by Tenant which have not been completed, or for other items including Landlord's Work which cannot be completed until the Tenant's Additional Work, custom or specialty items are delivered.

7.       DATE OF SUBSTANTIAL COMPLETION, NO LIABILITY, ETC.

         Landlord shall use reasonable efforts to substantially complete Landlord's Work by May 1, 2000. However, Landlord shall in no event be liable or subject to claim for failure to substantially complete Landlord's Work by such date or for inability to deliver possession of the Premises to Tenant for any reason. In the event of such failure or inability, Tenant's obligations for the payment of rent under the Lease shall not commence until Landlord has substantially completed Landlord's Work unless otherwise provided in Section 2 of the Lease; provided, however, that if Landlord shall be delayed in substantially completing said Work as a result of:

         (a) Tenant's failure to furnish to Landlord, on or before the dates and time periods set forth in Paragraphs 3 and 5 hereof, Tenant's requirements and/or approvals for any work to be done pursuant to Paragraphs 1, 2, 3, 4 and 5 hereof;

         (b) Tenant's request for changes in plans subsequent to Tenant's Deadline Date;

         (c) Tenant's failure to approve the plans, specifications or cost estimate for Additional Tenant Work within the time required under Paragraph 5 hereof;

         (d) Tenant's request for materials, finishes or installation other than Landlord's Building Standard; or

         (e) The result of the Tenant's, its agents, or its employees' acts, failure to act, or failure to perform in a timely manner; then such delay shall neither postpone the Lease Commencement Date nor postpone Tenant's liability to begin paying rent from the Lease Commencement Date.

         The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises is in good and satisfactory condition at the time possession is taken and that Landlord's Work is substantially complete.

8.       TENANT ACCESS

         So long as Landlord has completed Landlord's Work to be performed by Landlord pursuant to Paragraph 4 herein, Landlord shall permit Tenant and its agents to enter the Premises prior to the Lease Commencement Date in order that Tenant may perform through its own contractors such work and decorations as Landlord shall approve. Such entry by Tenant and its agents and contractors shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any Tenant's installation so made prior to the commencement of the Term, the same being solely at Tenant's risk.

                                   EXHIBIT D


                       Declaration by Landlord and Tenant
                    as to Date of Delivery and Acceptance of Possession, Lease Commencement Date, Etc.

         Attached to and made part of the Lease dated the day of ____________________, 19___, entered into by and between _______________________
as Landlord, and _____________________ as Tenant.

         Landlord and Tenant do hereby declare that possession of the Premises was accepted by Tenant on the _____________ day of 19__. The Lease Commencement Date is hereby established to be ______________, 19__. The Term of the Lease shall terminate ________________________.

                                   EXHIBIT E

                                  Sign Policy

Tenant will be allowed to place a lighted sign on the building with a view toward Route 50. The Sign content, colors and lettering must be approved by the Landlord prior to installation. All costs for the design and installation of the sign will be the responsibility of the Tenant. Tenant will also be allowed to place its name on the lower portion of the primary sign on West Street. The size, color and lettering must be approved by the Landlord prior to installation. The cost of the lettering and installation will be the responsibility of the Tenant.

                                    EXHIBIT F

                              RULES AND REGULATIONS

         The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building. Adherence to these rules and regulations by each and every tenant contributes to a safe and unannoyed occupancy in the Building. Any violation of these rules and regulations by any tenant which continues after notice from the Landlord shall be sufficient cause for termination, at the option of the Landlord, of the tenant's lease.

         The Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (b) any such waiver shall not relieve the tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver of a rule or regulation granted to any tenant shall relieve any other tenant from the obligation of complying with the rule or regulation unless such other tenant has received a similar waiver in writing from Landlord.

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the building not occupied by any tenant (hereinafter "Common Areas") shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the tenant's premises. Landlord shall have the right to control and operate the Common Areas, and the facilities furnished for the common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the Common Areas.

         2. No awnings or other projections shall be attached to the outside walls of the Building without prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung, or used in connection with, any window or door of a tenant's Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of quality, type, design and color acceptable to Landlord, and attached in the manner approved by Landlord.

         3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of tire outside or inside of the tenant's premises to the building without prior written consent of Landlord. In the event of the violations of the foregoing by any tenant, the expense incurred by such removal shall be paid by the tenant or tenants violating this rule. All interior signs on the doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

         4. No show case or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the Common Areas without prior written consent of Landlord.

         5. The lavatories and water closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant whose employees, agents, visitors or licensees shall have caused the same.

         6. There shall be no marking, painting, drilling into or other form of defacing or damage of any part of a tenant's Premises or the Building. No boring, cutting or stringing of wires shall be permitted. No tenant shall construct, maintain, use or operate within its premises or elsewhere within or on the outside of the building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

         7. No tenant shall make, or permit to be made, any disturbing noises or disturb or interfere with the occupants of the Building or neighboring buildings or premises of those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing, or any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

         8. No bicycles, vehicles or animals, birds, or pets of any kind shall be brought into or kept in or about a tenant's premises. No cooking shall be done or permitted by any tenant on its premises, except that, with Landlord's prior approval, a tenant may install and operate for the convenience of its employees, a lounge or coffee room with stove, sink and refrigerator. No tenant shall cause or permit any unusual or objectionable odors to originate from its premises.

         9. No space in or about the Building shall be used for the manufacture, storage, or sale or auction, of merchandise goods or property of any kind including any hazardous materials or illegal or controlled substances.

         10. No inflammable, combustible or explosive fluid, chemical, or hazardous, illegal or controlled substance shall be brought or kept upon a tenant's premises.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress and egress. Each tenant shall, upon the termination of its tenancy, return to Landlord all keys used in connection with its premises, including any keys to the premises, to rooms and offices within the premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms, whether or not such keys were furnished by Landlord or procured by tenant, and in the event of the loss of any such keys, such tenant shall pay to Landlord the cost of replacing the locks. On termination of a tenant's lease, the tenant shall disclose to

Landlord the combination of all locks for safes, safe cabinets, and vault doors, if any, remaining in the premises.

         12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place in such manner and during such hours as Landlord may require. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the Lease. Tenant shall be fully responsible and liable for any damage and cost of repairs to floors and elevator cabs incurred through any moving process.

         13. Any person employed by any tenant to do janitorial work within the tenant's premises must obtain Landlord's consent prior to commencing such work, and such person shall, while in the building and outside of said premises, comply with all instructions issued by the property manager. No tenant shall engage or pay any employees on the tenant's premises; except those actually working for such tenant on said premises.

         14. No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like merchandise or service from any company or person whose repeated violations of Building regulations have caused, in Landlord's opinion, a hazard, damage or nuisance to the Building and/or its occupants.

         15. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building Management or its agents. Landlord may at its option require all persons admitted to or leaving the Building between the hours of 6 p.m. and 8 a.m., Monday through Friday, and all times on Saturdays, Sundays and holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts of such persons. Landlord may at any time institute any security or entry system to the Building and/or Parking Areas as it deems necessary for the security and well being of the Tenants or Building.

         16. Each tenant, before closing and leaving its premises at any time, shall see that all lights are turned off. This regulation shall apply to any persons employed by tenant to do janitorial or any other form of work.

         17. The requirements of tenants will be attended to only upon application at the office of the Property Manager. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the management of the Building.

         18. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

         19. No water cooler, plumbing or electrical fixture shall be installed by the tenant without Landlord's prior written consent.

         20. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be solely responsible for the damage to and cost of repair of marble floors, walls, doors, doorways or any other part of the premises by any Tenant, jobber or deliverymen.

         21. Mats, trash or other objects shall not be placed in the public corridors.

         22. Drapes which may be installed by Landlord for the use of any tenant or drapes installed by tenant which are visible from the exterior of the building must be cleared by such tenant at least once a year, without notice, at such tenant's own expense.

         23. Landlord shall not maintain suite finishes which are non-standard such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord shall arrange for the work to be done at the tenant's expense.

                                    ADDENDUM

         Addendum to Lease Agreement Dated March 8, 2000, by and between Dee Corporation, Landlord and TeleCommunication Systems, Inc. (TCS), Tenant, for the premises located at 2024 West Street, Annapolis, MD. The premises consists of the entire building.

1. The Tenant shall have the right to sublease to general office users with the Landlord's approval, which shall not be unreasonably withheld. It is understood that the Landlord shall not approve certain users such as, telemarketing groups, groups that sell or lease pagers or other users that may negatively impact parking or a quality office environment.

2. The rent shall be reduced by $5,768 per month until the space on the 1st and 2nd floor is leased. Pro rata $6 per square foot from May 1, 2000 to October 1, 2000. The Tenant herein shall be required to pay the full rent as outlined in Paragraph 5.01 of this Lease Agreement no later than October 1, 2000.

3. The rent outlined in Paragraph 5.01 is calculated by leaving the mezzanine area open. The Landlord will replace the second floor, eliminating the mezzanine, which will add additional square footage to the building at any time at the request of the Tenant. Upon the completion of this work, the rent will be increased by the amount calculated by multiplying 532 square feet times the then current rental rate.

4. The Tenant shall pay to the Landlord on or before May 1, 2000, $49,365 for Tenant improvements for the space which is subject of this Lease Agreement. At the end of the initial lease term, provided the Tenant has made all payments required under this lease agreement, the Landlord shall pay back the above Tenant improvement amount to the Tenant herein.

5. Notwithstanding any other provision of this lease agreement to the contrary, the Tenant shall pay simultaneously with the execution of this lease the first month's rent and the security deposit.

6. The Landlord hereby grants to the Tenant the first right of refusal to purchase the building which is the subject of this lease agreement in the event the Landlord herein decides to sell the property. Although, it is understood that the Landlord (Dee Corporation) and/or William F. Chesley its president reserves the right to convey said property to any entity in which they, or William F. Chesley's immediate family, shall remain in an ownership position. In such event, the Landlord shall not be required to offer the above first right of refusal. Additionally, in the event the Landlord does offer the building for sale, the Landlord shall give written notice to the Tenant herein of the price and terms and conditions of sale and the Tenant shall have ten (10) days to exercise in writing the first right of refusal with a contract of sale outlining the same price, terms and conditions as the written offer from the Landlord/Owner.

7. The Landlord hereby notifies the Tenant herein that this lease is subject and conditioned upon an existing lease agreement with Leadership Anne Arundel County which will terminate no later than July 4, 2000. Furthermore, Sandy Spring Bank, the present Owner of the property which is the subject of this lease agreement, has given written notice that this lease will terminate no later than July 4, 2000. The Tenant herein accepts this lease with the understanding that any rental income after May 1, 2000, shall be due and payable to the Tenant herein until the termination of the lease.

8. It is understood by the Landlord that the Tenant, TeleCommunication Systems, Inc. is a C- Corporation and the corporation will provide a corporate resolution to the Landlord indicating that the individual signing this lease agreement on behalf of TeleCommunication Systems, Inc. is authorized to bind TeleCommunication Systems, Inc. to this agreement.

9. The Landlord and Tenant acknowledge that on Page 6 of this agreement, paragraph 11.02, it states that utilities including heating cooling and ventilating will be provided from 8:00 a.m. to 6:00 p.m. Both parties to this agreement amend this to read that utilities including heating, cooling and ventilating will be provided from 7:00 a.m. to 8:00 p.m.


Witness:                              Landlord:


/s/ Bill Greenfield                   /s/ William F. Chesley
------------------------------        -----------------------------
                                      William F. Chesley, President
                                      Dee Corporation

Witness:                              Tenant:


/s/ Bruce White                       /s/ Thomas M. Brandt Jr.
------------------------------        -----------------------------
                                      Thomas M. Brandt Jr.
                                      Senior Vice President and
                                      Chief Financial Officer